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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 7, 2003, relating to the consolidated financial statements of Cheniere Energy, Inc., which appears on page 39 in Cheniere Energy, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading Experts in such Registration Statement.

                                   /s/ MANN FRANKFORT STEIN & LIPP CPAs, L.L.P.
                                   ---------------------------------------------
                                   MANN FRANKFORT STEIN & LIPP CPAs, L.L.P.

December 18, 2003
Houston, Texas